Exhibit 99.1

For more information contact:
Kevin Eichner or Frank Sanfilippo (314) 725 5500
Melissa Sturges (816) 221 7500 or Ann Marie Mayuga (314) 469 4798

ENTERPRISE FINANCIAL REPORTS 13% INCREASE IN
FIRST QUARTER NET INCOME

  Fully diluted EPS at $0.28, up 8% from prior year first quarter
  Loans grow at 21% annualized rate – up $85 million since year end
  Nonperforming asset levels remain stable from year end at 0.83% of assets
  New Tax Credit initiative helps to drive 21% increase in Wealth Management segment revenues

St. Louis, April 15, 2008. Enterprise Financial Services Corp (NASDAQ: EFSC), the parent company of Enterprise Bank & Trust of St. Louis, MO, reported first quarter 2008 net income of $3.6 million, a 13% increase over the $3.2 million reported in the first quarter of 2007. Earnings per fully diluted share for the first quarter were $0.28, up $0.02, or 8%, from the prior year’s first quarter.

EFSC President and CEO Kevin Eichner commented, “This was another strong quarter for our Company. Organic banking growth was excellent, underscoring our belief that there is a flight to quality underway in our customer segments on both the deposit and loan sides of our business. Our people are performing at a very high level in this environment.”

Banking Line of Business

Net interest income increased $2.4 million, or 16%, in the first quarter of 2008 versus the same quarter in 2007. At quarter end, portfolio loans were up organically $85 million from year-end, or 21% annualized, and $234 million, or 16%, from one year ago. Compared to the first quarter of 2007, the absence of many of the conduit and other long-term, fixed rate competitors and a steeper yield curve have contributed to much greater net loan growth.

While we historically see seasonal runoff in deposits during the first quarter, deposits actually increased nearly $6 million from year-end 2007. Total deposits grew $145 million, or 10%, from the same period one year ago. The deposit mix for the first quarter was slightly less favorable as non-interest bearing deposits or DDA represented 14% of average deposits, but brokered deposits represented only 8% of total deposits at the end of the quarter.

The tax-equivalent net interest rate margin for the first quarter decreased 17 basis points from the fourth quarter of 2007 and 23 basis points from the first quarter of 2007 due primarily to sharply reduced short term rates following the Fed’s recent actions. The net interest spread has held constant with 2007 levels.

The Bank’s asset quality statistics met our expectations. The Company had net charge-offs during the quarter of $1.7 million (or 0.40% annualized). Eighty-seven percent of these net charge-offs relate to three credits that were previously classified and for which loss reserves had been specifically allocated. For the quarter, the provision for loan losses was $2.3 million versus $850,000 in the same quarter of 2007. The increase in the provision for loan losses was due to strong loan growth and adverse changes in risk ratings on various credits.

Nonperforming assets totaled $17.0 million, or 0.83%, of total assets versus 0.78% and 0.62% at December 31, 2007 and March 31, 2007, respectively. Nonperforming loans declined from $12.7 million, or 0.77%, of loans at year-end to $9.3 million, or 0.54%, of loans at March 31, 2008. Approximately $7.1 million, or 76%, of the nonperforming loans at March 31, 2008, and nearly all of the $7.7 million in Other Real Estate, relate to the soft residential housing markets in St. Louis and Kansas City. Excluding nonperforming loans, delinquency rates remained low during the quarter. The Company’s allowance for loan losses represented 1.29% of portfolio loans at March 31, 2008 which is consistent with the ratio at year-end 2007 (1.32%) and one year ago (1.29%).

Peter Benoist, EFSC’s CEO-elect and head of the company’s banking division said, “Our first quarter results represent a very solid start for the year. I am especially pleased by the robust growth in both loans and deposits and our ability to maintain our net interest spread during this period of sharply dropping short term rates. From an asset quality perspective, the majority of our portfolio exposure continues to be concentrated in the residential housing sector where excess unsold inventory and declining home values persist. This sector represents a small portion of our total portfolio, but our approach continues to be to manage those risks aggressively as we work through the current credit cycle.”

Increases in Service charges on deposit accounts and Other service charges and fee income for the quarter versus the same quarter in 2007 relate to the February 28, 2007 acquisition of Great American, growth in the existing client base for deposit products and related services, and a declining earnings credit rate on commercial accounts.

During the quarter, the Company sold its Liberty, Missouri branch for a pre-tax gain of $579,000 net of related expenses. This transaction, along with the previously announced plan to sell the Great American bank charter and its DeSoto, Kansas branch, is part of the Company’s plan to consolidate locations in the Kansas City market. The DeSoto sale is scheduled to be completed in the second quarter pending regulatory approvals.

Wealth Management Line of Business

For the first quarter of 2008, the Company reported $1.0 million of gains on the sale of certain state tax credits to its clients as part of its new fee initiative within our Wealth Management line of business. This compares to $759,000 of gains recorded in the fourth quarter of 2007 when this program was launched.

Effective January 1, 2008, the Company adopted FAS 157, “Fair Value Measurements” and FAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. As a result, the Company recorded a cumulative effect adjustment to beginning retained earnings of ($365,000). As permitted by FAS 159, the Company has chosen to report its $27.0 million in state tax credit assets at fair value. Going forward, any new state tax credit streams purchased will be considered on a project by project basis for fair value treatment, depending on perceived levels of earnings volatility and available offsets on the liability side of the balance sheet. The Company is considering funding the existing asset class with a specific liability that would also be recorded at fair value to minimize the potential market risk volatility.

In the first quarter, total Wealth Management revenue including the tax credit activity increased by 21% from $3.0 million in first quarter of 2007 to $3.6 million. Revenue declines in Trust Advisory and Millennium were more than offset by increases from Trust Fiduciary and the tax credits. Lower net client additions and reductions in asset values due to market performance drove lower revenue results in Trust Advisory, and higher producer payouts at Millennium adversely impacted its revenue totals. Millennium paid sales were $5.4 million in the first quarter vs. $5.1 million in the same quarter of 2007, an increase of 6%.

Overall, the Wealth Management segment earned $310,000 for the quarter ended March 31, 2008 versus $113,000 in the same quarter of 2007.

Other Business Results

For the quarter, the Company’s efficiency ratio improved from 67% in 2007 to 64% in 2008. Non-interest expenses were $13.8 million in the first quarter of 2008 versus $11.9 million in the same quarter of 2007, an increase of $2.0 million, or 17%. Significant variances from the prior year first quarter include $602,000 of incremental expenses related to the Great American Bank acquisition, a $379,000 increase in expenses associated with non performing assets, a $347,000 increase in variable compensation at Millennium due to the previously announced restructure, and a $256,000 increase in FDIC insurance premiums resulting from the FDIC’s newly implemented rate structure.

Eichner concluded, “Our Company continues to occupy a position as one of the premier growth companies in our industry. As I pass the leadership baton to Peter Benoist and the excellent team we have assembled at Enterprise, I am very pleased at the progress of our leadership transition and remain very optimistic as one of EFSC’s largest shareholders about this company’s long term potential. Peter and the Enterprise team will do a splendid job and I look forward to my ongoing involvement with him and our company for many years to come.”

In February, the Company announced that Benoist will succeed Eichner as EFSC’s CEO on May 1, 2008. Eichner will remain Vice Chairman of the Board and continue to chair the Trust Company Board. James Murphy, Chairman and CEO of Murphy Company and current Lead Director for Enterprise Financial, will become non-executive Chairman of the EFSC Board.

Enterprise Financial operates commercial banking and wealth management businesses mostly in metropolitan St. Louis and Kansas City, and a commercial loan production office in Phoenix, Arizona with an intent to open a state de novo bank charter in 2008. The Company is primarily focused on serving the needs of privately held businesses, their owner families, executives and professionals.

Please refer to the Consolidated Financial Summary attached for more details.

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Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in Enterprise Financial’s 2007 Annual Report on Form 10-K. Forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY
(unaudited)

(In thousands, except per share data)	For the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
INCOME STATEMENTS	2008	2007	2007	2007	2007
Total interest income	$30,246	$31,916	$31,807	$30,946	$27,848
Total interest expense	14,109	15,713	16,002	15,821	13,929
Net interest income	16,137	16,203	15,805	15,125	13,919
Provision for loan losses	2,325	2,450	600	715	850
Net interest income after provision for loan losses	13,812	13,753	15,205	14,410	13,069

NONINTEREST INCOME
Wealth Management revenue	2,583	4,064	3,495	3,458	2,963
Deposit service charges	937	926	839	804	659
(Loss) gain on sale of other real estate	(9)	(43)	7	(8)	(3)
Gain on sale of securities	-	233	-	-	-
Gain on sale of tax credits	1,012	759	33	-	-
Gain on sale of branch	579	-	-	-	-
Other income	436	291	264	652	280
Total noninterest income	5,538	6,230	4,638	4,906	3,899

NONINTEREST EXPENSE
Salaries and benefits	8,340	7,583	7,523	7,141	7,308
Occupancy	1,083	1,003	995	1,025	878
Furniture and equipment	364	384	370	370	315
Other	4,045	4,113	3,314	3,834	3,360
Total noninterest expense	13,832	13,083	12,202	12,370	11,861

Minority interest in net income of consolidated subsidiary	-	-	-	157	(157)
Income before income tax	5,518	6,900	7,641	7,103	4,950
Income taxes	1,955	1,994	2,642	2,588	1,792
Net income	$3,563	$4,906	$4,999	$4,515	$3,158

Basic earnings per share	$0.29	$0.40	$0.40	$0.37	$0.27
Diluted earnings per share	$0.28	$0.39	$0.40	$0.36	$0.26
Return on average assets	0.73%	1.04%	1.11%	1.03%	0.80%
Return on average equity	8.13%	11.28%	11.85%	11.20%	8.92%
Efficiency ratio	63.82%	58.32%	59.69%	61.75%	66.57%
Noninterest expense to average assets	2.82%	2.77%	2.72%	2.83%	3.00%

YIELDS (fully tax equivalent)
Loans	6.93%	7.65%	7.96%	7.98%	7.94%
Securities	4.84%	4.87%	4.67%	4.50%	4.31%
Federal funds sold	3.32%	4.23%	5.53%	5.49%	5.51%
Yield on earning assets	6.77%	7.42%	7.73%	7.72%	7.66%
Interest-bearing deposits	3.46%	4.10%	4.44%	4.47%	4.42%
Subordinated debt	6.71%	7.24%	7.20%	7.19%	7.21%
Borrowed funds	3.82%	4.54%	5.00%	5.04%	4.99%
Cost of paying liabilities	3.62%	4.26%	4.59%	4.63%	4.55%
Net interest spread	3.15%	3.16%	3.14%	3.09%	3.11%
Net interest rate margin	3.63%	3.80%	3.87%	3.81%	3.86%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands)
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
BALANCE SHEETS	2008	2007	2007	2007	2007
ASSETS
Cash and due from banks	$64,108	$76,265	$47,593	$45,081	$41,846
Federal funds sold	954	75,665	2,585	2,059	6,992
Interest-bearing deposits	6,435	1,719	1,100	1,021	1,144
Debt and equity investments	116,810	83,333	122,204	111,617	119,056
Loans held for sale	3,422	3,420	1,117	3,840	4,650

Portfolio loans	1,726,455	1,641,432	1,558,885	1,500,512	1,492,460
Less allowance for loan losses	22,249	21,593	19,754	19,703	19,220
Net loans	1,704,206	1,619,839	1,539,131	1,480,809	1,473,240

Other real estate	7,736	2,963	857	441	1,064
Premises and equipment, net	24,775	22,223	22,487	22,801	22,777
Goodwill	58,331	57,177	55,661	54,841	55,284
Core deposit intangible	2,887	3,330	3,511	3,693	3,886
Other amortizing intangibles	2,512	2,723	2,952	3,180	3,408
Other assets	55,702	50,461	29,061	23,929	23,276
Total assets	$2,047,878	$1,999,118	$1,828,259	$1,753,312	$1,756,623

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$232,121	$278,313	$212,903	$215,771	$214,965
Interest-bearing deposits	1,358,588	1,306,699	1,233,532	1,212,353	1,231,139
Total deposits	1,590,709	1,585,012	1,446,435	1,428,124	1,446,104
Subordinated debentures	56,807	56,807	56,807	56,807	56,807
FHLB advances	154,405	152,901	131,746	88,192	75,387
Other borrowings	53,508	16,680	10,613	7,593	12,786
Other liabilities	14,212	14,569	13,415	9,527	6,837
Total liabilities	1,869,641	1,825,969	1,659,016	1,590,243	1,597,921
Shareholders' equity	178,237	173,149	169,243	163,069	158,702
Total liabilities and shareholders' equity	$2,047,878	$1,999,118	$1,828,259	$1,753,312	$1,756,623

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands, except per share data)	For the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2008	2007	2007	2007	2007
EARNINGS SUMMARY
Net interest income	$16,137	$16,203	$15,805	$15,125	$13,919
Provision for loan losses	2,325	2,450	600	715	850
Wealth Management revenue	2,583	4,064	3,495	3,458	2,963
Noninterest income	2,955	2,166	1,143	1,448	936
Noninterest expense	13,832	13,083	12,202	12,370	11,861
Minority interest in net income of consolidated subsidiary	-	-	-	157	(157)
Income before income tax	5,518	6,900	7,641	7,103	4,950
Net income	3,563	4,906	4,999	4,515	3,158
Diluted earnings per share	$0.28	$0.39	$0.40	$0.36	$0.26
Return on average equity	8.13%	11.28%	11.85%	11.20%	8.92%
Net interest rate margin (fully tax equivalized)	3.63%	3.80%	3.87%	3.81%	3.86%
Efficiency ratio	63.82%	58.32%	59.69%	61.75%	66.57%

MARKET DATA
Book value per share	$14.27	$13.96	$13.66	$13.20	$12.86
Tangible book value per share	$9.17	$8.86	$8.65	$8.20	$8.03
Market value per share	$25.00	$23.81	$24.34	$24.86	$28.00
Period end common shares outstanding	12,487	12,406	12,388	12,354	12,340
Average basic common shares	12,441	12,387	12,380	12,346	11,835
Average diluted common shares	12,675	12,676	12,652	12,692	12,198

ASSET QUALITY
Net charge-offs	$1,668	$611	$549	$232	$628
Nonperforming loans	$9,307	$12,720	$8,542	$12,661	$9,855
Nonperforming loans to total loans	0.54%	0.77%	0.55%	0.84%	0.66%
Nonperforming assets to total assets	0.83%	0.78%	0.51%	0.75%	0.62%
Allowance for loan losses to total loans	1.29%	1.32%	1.27%	1.31%	1.29%
Net charge-offs to average loans (annualized)	0.40%	0.15%	0.14%	0.06%	0.19%

CAPITAL
Average equity to average assets	8.92%	9.21%	9.40%	9.22%	8.96%
Tier 1 capital to risk-weighted assets	9.15%	9.32%	9.85%	9.82%	9.50%
Total capital to risk-weighted assets	10.36%	10.54%	11.05%	11.09%	10.85%
Tangible equity to tangible assets	5.77%	5.68%	6.07%	5.99%	5.67%

AVERAGE BALANCES
Portfolio loans	$1,687,316	$1,583,325	$1,526,259	$1,492,573	$1,365,340
Earning assets	1,810,384	1,719,825	1,645,697	1,622,139	1,487,193
Total assets	1,974,590	1,873,915	1,780,239	1,754,297	1,601,266
Deposits	1,530,158	1,511,476	1,453,497	1,426,002	1,327,177
Shareholders' equity	176,170	172,563	167,310	161,663	143,514

LOAN PORTFOLIO
Commercial and industrial	$487,289	$476,184	$416,715	$391,237	$379,147
Commercial real estate	735,087	690,868	703,772	681,735	671,709
Construction real estate	285,966	266,111	252,476	247,722	251,184
Residential real estate	189,549	170,510	155,489	149,182	157,473
Consumer and other	28,564	37,759	30,433	30,636	32,947
Total loan portfolio	$1,726,455	$1,641,432	$1,558,885	$1,500,512	$1,492,460

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$232,121	$278,313	$212,903	$215,771	$214,965
Interest-bearing transaction accounts	136,009	131,141	120,069	128,808	123,848
Money market and savings accounts	724,725	682,920	596,226	552,678	582,231
Certificates of deposit	497,854	492,638	517,237	530,867	525,060
Total deposit portfolio	$1,590,709	$1,585,012	$1,446,435	$1,428,124	$1,446,104

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands)	For the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2008	2007	2007	2007	2007
YIELDS (fully tax equivalent)
Loans	6.93%	7.65%	7.96%	7.98%	7.94%
Securities	4.84%	4.87%	4.67%	4.50%	4.31%
Federal funds sold	3.32%	4.23%	5.53%	5.49%	5.51%
Yield on earning assets	6.77%	7.42%	7.73%	7.72%	7.66%
Interest-bearing deposits	3.46%	4.10%	4.44%	4.47%	4.42%
Borrowed funds	3.82%	4.54%	5.00%	5.04%	4.99%
Subordinated debt	6.71%	7.24%	7.20%	7.19%	7.21%
Cost of paying liabilities	3.62%	4.26%	4.59%	4.63%	4.55%
Net interest spread	3.15%	3.16%	3.14%	3.09%	3.11%
Net interest rate margin	3.63%	3.80%	3.87%	3.81%	3.86%

WEALTH MANAGEMENT
Trust Assets under management	$1,046,390	$1,098,110	$1,106,214	$1,111,042	$1,047,700
Trust Assets under administration	1,633,195	1,696,303	1,734,761	1,742,426	1,659,573